UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of
the registrant under any
of
the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry Into a Material Definitive Agreement .

On September 22, 2023, Sustainable Oils, Inc. (“SusOils”), a wholly-owned subsidiary of Global Clean Energy Holdings, Inc. (the “Company”), entered into a series of intercompany transactions providing for the incremental funding of certain of SusOils working capital requirements by BKRF OCB, LLC (“BKRF”), an indirect wholly-owned subsidiary of the Company and primary borrower under the Company’s senior secured term loan Credit Agreement (“Senior Credit Agreement”) by and among BKRF, BKRF OCP, LLC, as the pledgor, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent (the “Administrative Agent”).

In consideration for the Administrative Agent’s consent to enter into the intercompany transactions, SusOils executed and delivered to BKRF a secured intercompany promissory note, dated September 22, 2023, in the initial principal amount of $15 million (the “Intercompany Note”), which provides for repayment of the amounts borrowed from BKRF under the Intercompany Note plus interest accruing at 15% per annum on or before August 22, 2024.  The Intercompany Note also requires that SusOils enter into a non-exclusive intercompany license agreement with BKRF, on or before October 7, 2023, pursuant to which BKRF would be licensed certain rights to use certain of SusOils’ intellectual property.

In addition, SusOils entered into a (i) pledge and security agreement, dated September 22, 2023 (the “Security Agreement”), pursuant to which it granted to BKRF a security interest in all of its assets, and (ii) guaranty agreement, dated September 22, 2023 (the “Guaranty”), pursuant to which SusOils has agreed to guaranty up to $15 million that may be owned under the Credit Agreement (which such amount is subject to reduction for amounts paid under the Intercompany Note).  The Guaranty will remain in place until such time as the Intercompany Note has been repaid in full.

The foregoing descriptions of the Intercompany Note, Security Agreement and Guaranty are qualified in their entirety by reference to such agreements, copies of which are filed herewith as Exhibit 10.1. Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 above regarding the Guaranty, which relates to the creation of a direct financial obligation of certain of the Company’s subsidiaries, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Secured Promissory Note, dated as of September 22, 2023, by and between Sustainable Oils, Inc. and BKRF OCB, LLC
10.2	Pledge and Security Agreement, dated as of September 22, 2023, by and among Sustainable Oils, Inc., Global Clean Energy Holdings, Inc., and BKRF OCB, LLC
10.3	Guaranty Agreement, dated as of September 22, 2023, by Sustainable Oils, Inc. in favor of Orion Energy Partners TP Agent, LLC, as administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Nikhil Vasa
Nikhil Vasa
September 28, 2023		Chief Financial Officer